Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the WesBanco, Inc. KSOP of our reports dated February 28, 2006, with respect to the consolidated financial statements of WesBanco, Inc., WesBanco, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of WesBanco, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                                                                                                                                        /s/ Ernst & Young LLP

July 27, 2006
Pittsburgh, Pennsylvania